                      STOCK OPTION AGREEMENT
                             UNDER THE
            ANGELICA CORPORATION 1994 PERFORMANCE PLAN

                    ----------------------------

     Angelica Corporation, a Missouri corporation (the "Company") and the person designated in Section 1 below (the "Optionee"), hereby agree as follows:

     SECTION 1.  BASIC TERMS.

Name of Optionee:                       -------------------------------
Social Security Number of Optionee:     -------------------------------
Number of Shares Subject to Option:     -------------------------------
Option Price/Base Price Per Share:      $------------------------------
Grant Date of Option:                   -------------------------------
Expiration Date of Option:              -------------------------------


Table Regarding  Exercisability:

     LOT       NUMBER         DATE OF FIRST       ISO
     NO.       OF SHARES      EXERCISABILITY      (YES OR NO)
     ---       ---------      --------------      -----------
     1         --------       ----------------    ----------
     2         --------       ----------------    ----------
     3         --------       ----------------    ----------
     4         --------       ----------------    ----------
     5         --------       ----------------    ----------


     SECTION 2. ENTIRE AGREEMENT. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the Grant Date.

ANGELICA CORPORATION


By----------------------------          -------------------------------
     Chairman and CEO                   Optionee

                       ANGELICA CORPORATION
                       1994 PERFORMANCE PLAN

                      STOCK OPTION AGREEMENT


     This Stock Option Agreement (hereinafter "Agreement"), along with its cover page, represents the agreement regarding the grant of a stock option by and between Angelica Corporation (hereinafter "Company") and Optionee pursuant to the Angelica Corporation 1994 Performance Plan (hereinafter "Plan").

1. GRANT OF OPTION. Company hereby grants to Optionee the right, privilege and option to purchase the number of shares of Common Stock of Company at a price per share, both as reflected in the cover page, in the manner and subject to the conditions provided herein. This option is intended to be an Incentive Stock Option ("ISO") only with respect to those shares, if any, which are indicated as such on the cover page.

2. TIME OF EXERCISE OF OPTION. This Option shall become exercisable as provided in the cover page, provided however that
     (a) if Optionee's status as an employee of the Company ends before the Expiration Date specified in the cover page by reason of death or disability, then the Option will be exercisable in full by Optionee or Optionee's Post-Death Representative as provided in the Plan.

3. INCORPORATION OF STOCK PLAN. This Agreement is entered into pursuant to the Plan, which Plan is by this reference incorporated herein and made a part hereof. The material provisions of the Plan applicable to this Option are as follows:

     a. METHOD OF EXERCISE OF OPTION. This Option shall be exercisable in whole or in part to the extent then exercisable, by written notice delivered to the Office of General Counsel of Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment either (i) in cash, (ii) by tender to Company of shares of Stock, owned by the Optionee and registered in the Optionee's name, having a fair market value equal to the cash exercise price of the Option being exercised, (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by any combination of (i), (ii) and (iii) hereof.

     b. TERMINATION OF OPTION. This Option shall terminate in all events on the earliest of

       (i) the Expiration Date specified in the cover page hereof, or

       (ii) the later of three months after the date on which Optionee ceases to be an employee of the Company for any reason other than death or disability, or, if Optionee dies within the three month period after such termination of employment, then three months after his death, or

       (iii) twelve months after the date on which Optionee ceases to be an employee of the Company because of death, or

       (iv) the later of twelve months after the date on which Optionee ceases to be an employee of the Company because of disability or, if Optionee dies within the twelve month period after his termination of employment, then three months after his death.

     c. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution or, with respect to an option which is not an ISO, to a Permissible Transferee, and shall be exercisable during Optionee's lifetime only by Optionee or by a Permissible Transferee. In the event of Optionee's death, a Permissible Transferee or the Post-Death Representative, as applicable, may exercise this Option.

     d. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of Company then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the purchase price per share, to the end that Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under this Option.

4. OPTION CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by Optionee and returned to the Office of General Counsel of Company not later than 30 days after the day this Agreement is mailed or delivered to Optionee, provided, however, that if Optionee dies within such 30-day period this Agreement shall be effective notwithstanding the fact that it is not executed by Optionee.